Exhibit 10.7

GOLD RESOURCE CORPORATION

2016 EQUITY INCENTIVE PLAN

NOTICE OF GRANT OF RESTRICTED STOCK UNITS

This Restricted Stock Unit Agreement consists of this Notice of Grant of Restricted Stock Units (the “Grant Notice”) and the Restricted Stock Unit Award Agreement immediately following. The Restricted Stock Unit Agreement sets forth the specific terms and conditions governing Restricted Stock Unit Awards under the Gold Resource Corporation 2016 Equity Incentive Plan (the “Plan”).  All of the terms of the Plan are incorporated herein by reference.

Name of Grantee:
Total No. of Restricted Stock Units:
Grant Date:
Vesting Schedule:	Vesting Date**	Percent of Shares Vested

** The designated vesting date may be adjusted in the event that if at the time of a scheduled vesting date the Company’s employees are prohibited from trading the Company’s Common Stock during a “blackout period”, the vesting date shall then be the next business day following the end of the “blackout period”  (each such date,  a “Vesting Date”).

BY EXECUTING THIS RESTRICTED STOCK UNIT AGREEMENT, GRANTEE ACCEPTS PARTICIPATION IN THE PLAN, ACKNOWLEDGES THAT HE OR SHE HAS READ AND UNDERSTANDS THE PROVISIONS OF THIS GRANT NOTICE AND THE PLAN, AND AGREES THAT THIS GRANT NOTICE, THE AWARD AGREEMENT AND THE PLAN SHALL GOVERN THE TERMS AND CONDITIONS OF THIS AWARD.

IN WITNESS WHEREOF, the Company and Grantee have duly executed this Restricted Stock Unit Agreement, and this Restricted Stock Unit Agreement shall be effective as of the Grant Date set forth above.

GOLD RESOURCE CORPORATION	GRANTEE

By:	By:

RESTRICTED STOCK UNIT AWARD AGREEMENT

UNDER THE GOLD RESOURCE CORPORATION

2016 EQUITY INCENTIVE PLAN

This Restricted Stock Unit Award Agreement (this “Agreement”) is between Gold Resource Corporation, a Colorado corporation (the “Company”) and the individual (the “Grantee”) identified in the Notice of Grant of Restricted Stock Units (the “Grant Notice”), and is effective as of the date of grant referenced in the Grant Notice (the “Grant Date”).  This Agreement supplements the Grant Notice to which it is attached, and, together, with the Grant Notice, constitutes the “Restricted Stock Unit Agreement” referenced in the Grant Notice.

RECITALS

A.        The Board of Directors of the Company (the “Board”) has adopted and the shareholders have approved the Gold Resource Corporation 2016 Equity Incentive Plan (the “Plan”) to promote the success an enhance the value of the Company by linking the personal interests of the Plan’s participants to those of the Company’s shareholders by providing such individuals with an incentive for outstanding performance.

B.         The Compensation Committee and/or the Board has approved the grant of Restricted Stock Units to Grantee pursuant to Section 8.2 of the Plan.

C.        To the extent not specifically defined in this Agreement, all capitalized terms used in this Agreement shall have the meaning set forth in the Plan.

D.        In consideration of the mutual covenants and conditions hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Grantee agree as follows:

AGREEMENT

1.         Grant of Restricted Stock Units.  Subject to the terms of this Agreement and Section 8.2 of the Plan, the Company grants to Grantee the aggregate number of Restricted Stock Units specified in the Grant Notice.

2.         Vesting of Restricted Stock Units.  Subject to Grantee’s continued employment (or service) with the Company, the Restricted Stock Units shall vest and become nonforfeitable according to the vesting schedule set forth in the Grant Notice.

3.         Payment of Restricted Stock Units.  The Restricted Stock Units that become vested and nonforfeitable pursuant to Section 2 above will be paid in whole unrestricted and fully transferable shares of Stock within 30 days of each Vesting Date identified in the Grant Notice unless Grantee has signed a timely election to defer the payment of Stock Pursuant to the attached Restricted Stock Unit Deferral Election.

4.         No Shareholder Rights.  During the restriction period and until the date of payment of Restricted Stock Units pursuant to Section 3, the Grantee will not have any of the rights of a shareholder of the Company with respect to the Restricted Stock Units.

5.         Withholding.  As described in Article 15 of the Plan, the Company shall have the right to deduct or withhold, or to require Grantee to remit to the Company, an amount necessary to satisfy any federal, state or local taxes (including Grantee’s FICA obligation) as are required by law to be withheld with respect to the Restricted Stock Units granted pursuant this Agreement.

6.         No Right to Continued Employment (or Service). This Agreement shall not be construed to confer upon Grantee any right to continue employment (or service) with the Company and shall not limit the right of the Company, in its sole and absolute discretion, to terminate Grantee’s employment (or service) at any time.

7.         Administration.  This Agreement shall at all times be subject to the terms and conditions of the Plan and the Plan shall in all respects be administered by the Committee in accordance with the terms of and as provided in the Plan.  The Committee shall have the sole and complete discretion with respect to all matters reserved to it by the Plan and decisions of the Committee with respect thereto and to this Agreement shall be final and binding upon Grantee and the Company.  In the event of any conflict between the terms and conditions of this Agreement and the Plan, the provisions of the Plan shall control.

8.         Adjustments.  The number of shares of Stock subject to the Restricted Stock Units issued to Grantee pursuant to this Agreement shall be adjusted by the Committee pursuant to Section 5.4 of the Plan, in its discretion, in the event of a change in the Company’s capital structure.

9.         Copy of Plan.  By the execution of this Agreement, Grantee acknowledges receipt of a copy of the Plan.

10.       Governing Law.  This Agreement shall be interpreted and administered under the laws of the State of Colorado.

11.       Amendment.  Except as otherwise provided in the Plan, this Agreement may be amended only by a written agreement executed by the Company and Grantee.  The provisions of this Agreement may not be waived or modified unless such waiver or modification is in writing and signed by a representative of the Committee.

12.       Clawback.  Pursuant to Section 13.7 of the Plan, every Award issued pursuant to the Plan is subject to potential forfeiture or “clawback” to the fullest extent called for by applicable federal or state law or any policy of the Company.  By accepting this Award, Grantee agrees to be bound by, and comply with, the terms of any such forfeiture or “clawback” provision imposed by applicable federal or state law or prescribed by any policy of the Company.

13.       Section 409A Compliance. The Restricted Stock Units, if any, that become payable pursuant to this Notice may be considered “nonqualified deferred compensation” that is subject to the requirements of Section 409A of the Code.  The Company intends, but does not and cannot warrant or guaranty, that the Restricted Stock Units will be paid in compliance with Section 409A of the Code or an applicable exception.  Neither the time nor the schedule of the payment of the Restricted Stock Units may be accelerated or subject to a further deferral except as permitted pursuant to (i) Section 409A of the Code and the applicable regulations and (ii) the Grantee’s timely election to defer the payment of Stock in accordance with the attached Restricted Stock Unit Deferral Election. Payment of the Restricted Stock Units may be delayed only in accordance with Section 409A of the Code and the applicable regulations.  This Notice shall be administered in compliance with Section 409A of the Code or an exception thereto and each provision shall be interpreted, to the extent possible, to comply with Section 409A of the Code and the applicable regulations.

MANY OF THE PROVISION OF THIS AWARD AGREEMENT ARE SUMMARIES OF SIMILAR PERTINENT PROVISIONS OF THE PLAN.  TO THE EXTENT THAT THIS AGREEMENT IS SILENT ON AN ISSUE OR THERE IS A CONFLICT BETWEEN THE PLAN AND THIS AGREEMENT, THE PLAN PROVISIONS SHALL CONTROL.